Exhibit 99.6

                       , 1997


Dear Member:

We are pleased to announce that Hemlock Federal Bank for Savings ("Hemlock Federal") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Hemlock Federal Financial Corporation, the newly-formed corporation that will serve as holding company for Hemlock Federal, is offering shares of common stock in a subscription offering.

Unfortunately, Hemlock Federal Financial Corporation is unable to either offer or sell its common stock to you because you reside in a state of the United States or in a foreign country with respect to which any of the following circumstances apply: (i) a small number of persons otherwise eligible to subscribe for shares reside in your state or foreign country; (ii) the granting of subscription rights or offer or sale of shares to you would require Hemlock Federal, Hemlock Federal Financial Corporation, or its employees to register, under the securities laws of your state or foreign country, as a broker or dealer or to register or otherwise qualify the shares for sale in your state or foreign country; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

However, as a member of Hemlock Federal, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on March ___, 1997. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

You may attend the Special Meeting on March ___, 1997. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Maureen G. Partynski
Chairman and Chief Executive Officer



THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.

          [GRAPHIC OMITTED]  Charles Webb & Company  [GRAPHIC OMITTED]

                                  A Division of

                          KEEFE, BRUYETTE & WOODS, INC.



To Members and Friends of
Hemlock Federal Bank for Savings
--------------------------------

Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Hemlock Federal Bank for Savings ("Hemlock Federal") in its conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank and the concurrent offering of shares of common stock by Hemlock Federal Financial Corporation (the "Holding Company"), the newly formed corporation that will serve as holding company for the Bank following the conversion.


At the request of the Holding Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of the Company's common stock being offered to customers through March ___, 1997. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Conversion Information Center at 5700 West 159th Street, Oak Forest, Illinois 60452-3198 or feel free to call the Conversion Information Center at (XXX)XXX-XXXX.

Very truly yours,



Charles Webb & Company












THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY STOCK.

                        , 1997


Dear Member:

We are pleased to announce that Hemlock Federal Bank for Savings ("Hemlock Federal") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Hemlock Federal Financial Corporation, the newly-formed corporation that will serve as holding company for Hemlock Federal, is offering shares of common stock in a subscription offering to certain of our depositors and borrowers, and to our Employee Stock Ownership Plan pursuant to a Plan of Conversion.

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. Hemlock Federal's Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card located behind the window of your mailing envelope. This proxy should be signed and returned to us prior to the Special Meeting scheduled for March ___, 1997. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors of Hemlock Federal feels that the Conversion will offer a number of advantages, such as an opportunity for depositors and customers of Hemlock Federal to become shareholders. Please remember:

     o Youraccounts at Hemlock Federal will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     o There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion.

     o Members have a right, but no obligation, to buy stock before it is offered to the public.

     o Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering. We urge you to read these materials carefully. If you are interested in purchasing the common stock of Hemlock Federal Financial Corporation, you must submit your Stock Order Form and Certification Form and payment prior to Noon, Oak Forest, Illinois, Time, on March ___ , 1997.

If you have additional questions regarding the stock offering, please call us at
(708)XXX-XXXX, Monday, Tuesday and Thursday from 9:00 a.m. to 5:00 p.m., Friday from 9:00 a.m. to 7:00 p.m. or Saturday from 9:00 am to 1:00 p.m. or stop by the Conversion Information Center located at 5700 West 159th Street, Oak Forest, Illinois.

Sincerely,



Maureen G. Partynski
Chairman and Chief Executive Officer




THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.

              , 1997


Dear Friend:

We are pleased to announce that Hemlock Federal Bank for Savings ("Hemlock Federal") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Hemlock Federal Financial Corporation, the newly-formed corporation that will serve as holding company for Hemlock Federal, is offering shares of common stock in a subscription offering. The sale of stock in connection with the Conversion will enable Hemlock Federal to raise additional capital to support and enhance its current operations.

Because of your subscription rights as a former member of Hemlock Federal, we are sending you the following materials which describe the stock offering.

          PROSPECTUS:   This  document  provides   detailed   information  about
          operations at Hemlock Federal and the proposed stock offering.

          QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

          STOCK ORDER FORM AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is Noon, Oak Forest, Illinois, Time, on March ____, 1997.

As a former member of Hemlock Federal, you will have the opportunity to buy stock directly from Hemlock Federal Financial Corporation in the Conversion without commission or fee. If you have additional questions regarding the Conversion and stock offering, please call us at (708) XXX-XXXX, Monday, Tuesday and Thursday from 9:00 a.m. to 5:00 p.m., Friday from 9:00 a.m. to 7:00 p.m. or Saturday from 9:00 a.m. to 1:00 p.m. or stop by the Conversion Information Center at 5700 West 159th Street, Oak Forest, Illinois.

We are pleased to offer you this opportunity to become a charter shareholder of Hemlock Federal Financial Corporation.

Sincerely,



Maureen G. Partynski
Chairman and Chief Executive Officer


THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.

XXXX XX, 1997


Dear Prospective Investor:

     We are pleased to announce that Hemlock Federal Bank for Savings ("Hemlock Federal") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Hemlock Federal Financial Corporation, the newly-formed corporation that will serve as holding company for Hemlock Federal, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will enable Hemlock Federal to raise additional capital to support and enhance its current operations.

     We have enclosed the following materials which will help you learn more about the merits of Hemlock Federal Financial Corporation's common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about operations at Hemlock Federal and the proposed stock offering.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is Noon, March XX, 1997.

     CERTIFICATION FORM: This form must be completed and returned with the stock order form in the enclosed business reply envelope if you wish to purchase stock.

     We invite our loyal customers and local community members to become charter shareholders of Hemlock Federal Financial Corporation. Through this offering you have the opportunity to buy stock directly from Hemlock Federal Financial Corporation, without commission or fee. The board of directors and senior management of Hemlock Federal fully support the stock offering.

     If you have additional questions regarding the Conversion and stock offering, please call us at (708) XXX-XXXX, Monday, Tuesday, Thursday from 9:00 a.m. to 5:00 p.m., Friday from 9:00 a.m. to 7:00 p.m. or Saturday from 9:00 a.m. to 1:00 p.m., or stop by the Stock Information Center located at 5700 West 159th Street, Oak Forest, Illinois.

Sincerely,



Maureen G. Partynski
Chairman and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

================================================================================

                                   PROXY GRAM

We recently forwarded to you a proxy statement and related materials regarding a proposal to convert Hemlock Federal Bank for Savings from a federally chartered mutual savings bank to a federally chartered stock savings bank.

Your vote on our Plan of Conversion has not yet been received. Failure to Vote has the Same Effect as Voting Against the Conversion.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommend you vote "FOR" the Conversion.

HEMLOCK FEDERAL BANK FOR SAVINGS
Oak Forest, Illinois

Maureen G. Partynski
Chairman and Chief Executive Officer

If you mailed the proxy, please accept our thanks and disregard this request. For further information call (708) XXX-XXXX.

--------------------------------------------------------------------------------

The stock offered in the conversion in not a deposit or account and is not federally insured or guaranteed. This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the prospectus accompanied by a stock order form and certification form.

================================================================================

================================================================================

                                   STOCK GRAM

We are pleased to announce that Hemlock Federal Bank for Savings ("Hemlock Federal") is offering shares of common stock in a subscription and community Offering. The sale of stock in connection with the offering will enable Hemlock Federal to raise additional capital to support and enhance its current franchise.

We previously mailed to you a Prospectus providing detailed information about the Hemlock Federal's operations and the proposed stock offering. We urge you to read this carefully.

We invite our loyal customers and community members to become shareholders of Hemlock Federal Financial Corporation (the proposed Holding Company for Hemlock Federal Bank for Savings). If you are interested in purchasing the common stock of Hemlock Federal Bank for Savings, you must submit your Stock Order Form, Certification Form and payment prior to Noon, Oak Forest, Illinois, Time, on XXXX XX, 1997.

Should you have additional questions regarding the stock offering or need additional materials, please call the Stock Information Center at (708) XXX-XXXX or stop by the Stock Information Center at 5700 West 159th Street, Oak Forest, Illinois.


The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

================================================================================

================================================================================

                                Hemlock Federal
                             Financial Corporation

                            the holding company for

                        Hemlock Federal Bank for Savings


                         Become a Charter Shareholder!

================================================================================

                              Capital Requirements

Management monitors risk-based capital and leverage capital ratios in order to assess compliance with regulatory guidelines. At September 30, 1996, Hemlock
Federal Bank for Savings exceeded each of the three regulatory capital requirements.

                               [BAR GRAPH BELOW]

     35.00% ----------------------------------------------------------------
                                                                       34.40%

     30.00% ----------------------------------------------------------------
                                                                 25.50%

     25.00% ----------------------------------------------------------------


     20.00% ----------------------------------------------------------------


     15.00% ----------------------------------------------------------------

                           10.80%                10.80%
     10.00% ----------------------------------------------------------------
                                                            8.00%
                     7.40%                 7.40%
      5.00% ----------------------------------------------------------------
                                     3.00%
               1.50%
      0.00% ----------------------------------------------------------------
                   Tangible                Core                  Risk-
                   Capital                Capital                Based
                                                                Capital
              -----------------------------------------------------
              [ ] Required        [ ] 9/30/96        [ ] Pro Forma*
              -----------------------------------------------------
              *Assumes the sale of 1,570,000 shares and retention of
               50% of the net conversion proceeds by the Holding Company

================================================================================

                      Nonperforming Assets to Total Assets

Management believes that asset quality is a key to long-term financial success. During the past five fiscal years, total non-performing assets as a percentage of total assets has remained between 0.46% and 1.50%.

                                [BAR GRAPH HERE]

                          9/30/96 ............. 0.05%
                         12/31/95 ............. 0.32%
                         12/31/94 ............. 0.40%
                         12/31/93 ............. 0.43%
                         12/31/92 ............. 0.80%

================================================================================

                           Loan Portfolio Composition

The principal lending activity of the Bank is originating for its portfolio fixed and to a lesser extent, adjustable rate mortgage loans secured by one-to-four family residences located primarily in the Bank's market area. To a much lesser extent, Hemlock Federal also originates multi-family real estate, consumer and other loans in its market area. At September 30, 1996, the Bank's loans receivable, net totaled $53.1 million.

                                [PIE CHART HERE]
                              At September 31, 1996

                    One to four-family ............. 88.65%
                    Multi-family ...................  5.31%
                    Consumer loans .................  4.95%
                    Commercial loans ...............  1.09%

                                PRO FORMA DATA*
               At or For the Nine Months Ended September 30, 1996

--------------------------------------------------------------------------------
                         MINIMUM      MIDPOINT     MAXIMUM           MAXIMUM
                         OF RANGE     OR RANGE     OF RANGE      OF RANGE (adj.)
                         --------     --------     --------      ---------------
Shares Outstanding       1,334,500    1,570,000     1,805,500        2,076,325

Sales Price Per Share       $10.00       $10.00        $10.00           $10.00

Gross Proceeds         $13,345,000  $15,700,000   $18,055,000      $20,763,250

Pro Forma
Stockholders' Equity   $22,601,000  $24,642,000   $26,682,000      $29,026,000

Stockholders' Equity
per Share                   $16.93       $15.70        $14.78           $13.98

Price/Book Ratio(a)         59.07%       63.69%        67.66%           71.53%

Earnings Per Common Share  ($0.27)      ($0.20)       ($0.15)          ($0.11)

Price/Earnings Ratio(a)    -27.78x      -37.50x       -50.00x          -68.18x
--------------------------------------------------------------------------------
 *  Information based upon assumptions in the Prospectus under "Pro Forma Data".
(a) This is not intended to represent potential price appreciation. There are no assurances that the market price will be at or above the offering.



                           SELECTED FINANCIAL RATIOS
--------------------------------------------------------------------------------
                       At or for the
                     Nine Months Ended    At or For the Year Ended December 31,
                       September 30,      -------------------------------------
                           1996           1995       1994       1993       1992
                     -----------------    ----       ----       ----       ----
Return on average
assets                    -0.18%          0.66%      0.37%      0.68%      0.65%

Return on average
equity                    -2.27%          8.72%      5.27%     10.40%      8.95%

Interest rate spread       2.56%          3.11%      2.93%      3.58%      2.84%

Equity to assets           7.59%          7.79%      7.22%      6.72%      6.29%

Nonperforming assets
to total assets            0.05%          0.40%      0.43%      0.80%      1.17%

Allowance for loan
losses to total loans      1.26%          1.33%      1.25%      0.63%      1.57%
--------------------------------------------------------------------------------
The stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed. This in not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus accompanied by a stock order form and certification form.

                     Hemlock Federal Financial Corporation
                         Conversion Information Center
                             5700 West 159th Street
                        Oak Forest, Illinois 60452-3198
                                 (708) xxx-xxxx